UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 31, 2021

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 HEARTLAND WAY,	NORTH LIBERTY,	IA	52317
(Address of Principal Executive Offices)			(Zip Code)
(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HTLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 31, 2021, Heartland Express, Inc. of Iowa, (the “Borrower”), a wholly owned subsidiary of Heartland Express, Inc. (the “Company”), and the other members of the Company’s consolidated group, along with the Company, as Guarantors, entered into the Second Amendment (the “Second Amendment”) to the Credit Agreement, dated as of November 11, 2013, as amended from time to time (the “Existing Credit Agreement”), with Wells Fargo Bank, National Association (the “Bank”).

Among other things, the Second Amendment (i) provides for a $25 million unsecured revolving line of credit (the “Revolver”), which may be used for working capital, equipment financing, permitted acquisitions, and general corporate purposes, (ii) provides an uncommitted accordion feature, which allows the Company a one-time request, at the discretion of the Bank, to increase the Revolver by up to an additional $100 million, (iii) decreases the letter of credit subfeature of the Existing Credit Agreement from $30 million to $20 million, and (iv) extends the maturity of the Existing Credit Agreement to August 31, 2023, subject to the Borrower’s ability to terminate the commitment at any time at no additional cost to the Borrower. As of August 31, 2021, the Company did not have any borrowings outstanding and $10.8 million in outstanding letters of credit under the Existing Credit Agreement.

Interest on outstanding indebtedness under the Second Amendment is based on the Secured Overnight Financing Rate (“SOFR”) plus a spread between 0.68% and 0.88%, based on the Company’s consolidated funded debt to adjusted EBITDA ratio. A non-usage fee is payable on the unused portion of the Revolver at rates between 0.0725% and 0.1150%, based on the Company’s consolidated funded debt to adjusted EBITDA ratio.

The Second Amendment contains substantially the same events of default, affirmative and negative covenants, and debt covenants as those of the Existing Credit Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	September 2, 2021	By:/s/Christopher A. Strain
Christopher A. Strain
Vice President-Finance,
Treasurer and Chief Financial Officer